SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

SIRIUS SATELLITE RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24710	52-1700207
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     We entered into an amendment to our employment agreement with Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, to extend the term to April 30, 2010 and increase his base salary to $500,000 per year. We also granted Mr. Donnelly 275,000 restricted stock units and 1,450,000 options to purchase our common stock. All of these restricted stock units and stock options vest over time. The other terms of the employment agreement are the same as set forth in Mr. Donnelly’s Employment Agreement, dated as of November 8, 2004, and as filed with the Securities and Exchange Commission as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

     A copy of the amendment to the employment agreement with Mr. Donnelly is attached to this report as exhibit 10.1, and is incorporated by reference in this report.

Item 9.01   Financial Statements and Exhibits

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

      The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: May 22, 2007

EXHIBITS

Exhibit	Description of Exhibit

10.1	First Amendment, dated as of May 21, 2007, to the Employment Agreement, dated as of November 8, 2004, between Patrick L. Donnelly and Sirius Satellite Radio Inc.